Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form F-4) of Telecom Italia S.p.A. and in the related Prospectus of our report dated April 15, 2004 (except Notes 27, 28 and 29, as to which the date is June 4, 2004), with respect to the consolidated financial statements of Telecom Italia S.p.A. included in its Annual Report on Form 20-F/A for the year ended December 31, 2003.

/s/ Reconta Ernst & Young S.p.A.

Turin, Italy

September 2, 2004